                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement on Form S-8, with respect to the registration of shares issued (i) pursuant to the Amended and Restated Hollywood Park, Inc. Directors Deferred Compensation Plan and (ii) upon exercise of options to purchase an aggregate of 822,500 shares of Common Stock granted to certain officers and directors of Hollywood Park, Inc. of our report dated February 23, 1999 on the consolidated balance sheets of Hollywood Park, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the three years ended December 31, 1998, which report appears in the Annual Report on Form 10-K of Hollywood Park, Inc. for the fiscal year ended December 31, 1998.



                                         /s/ Arthur Andersen LLP

                                         ARTHUR ANDERSEN LLP

     Los Angeles, California
     August 31, 1999